UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2026 (August 12, 2026)

WhiteHawk Minerals Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43337	88-0862160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Market Street Suite 910
Philadelphia, Pennsylvania		19103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 484-3412

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	WHK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

As previously reported on August 12, 2026, WhiteHawk Income Marcellus LLC and WhiteHawk Income Haynesville LLC (collectively, the “Buyers”), each indirect wholly owned subsidiaries of WhiteHawk Minerals Corp. (the “Company”), entered into a Purchase and Sale Agreement (the “PSA”) with Three Rivers Royalty II, LLC and Cypress Mineral Partners, LLC (collectively, the “Sellers”), pursuant to which the Buyers agreed to acquire certain mineral interests, fee mineral interests, overriding royalty interests, non-participating royalty interests and related assets in the Marcellus and Haynesville shale basins (the “Assets”) for an aggregate purchase price of $105.0 million, subject to customary adjustments (the “SJM II Acquisition”).

On September 25, 2026, the Company completed the SJM II Acquisition. The aggregate consideration paid at closing was approximately $96.8 million, after giving effect to customary adjustments. The Company funded the purchase price with a combination of proceeds from the Series E Preferred Stock offering described below, proceeds from the Company’s previously announced private placement of Class A Common Stock, which closed on September 21, 2026, and cash on hand.

The foregoing description of the PSA does not purport to be complete and is qualified in its entirety by reference to the full text of the PSA, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2026 and is incorporated herein by reference.

Series E Preferred Stock Offering

On September 23, 2026, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors, including Daniel Herz, the Company’s Chairman, President and Chief Executive Officer (collectively, the “Investors”), pursuant to which the Company issued and sold 50,000 shares of the Company’s newly designated Series E Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock”), for aggregate gross proceeds of $50.0 million.

The Series E Preferred Stock will rank senior to the Company’s Class A common stock, Class B common stock and each other class and series of the Company’s capital stock. The Series E Preferred Stock will pay monthly cash dividends at an annual rate of (i) 10% from issuance through March 31, 2027, (ii) 12% from April 1, 2027 through December 31, 2028, and (iii) 14% thereafter. The Company may redeem the Series E Preferred Stock at any time at a redemption price of $1,000 per share plus accrued and unpaid dividends. In the event of a Deemed Liquidation Event (as defined in the Certificate of Designations) or certain other events, the Company will be required to redeem all outstanding shares of Series E Preferred Stock. Holders of the Series E Preferred Stock are entitled to receive a minimum return of 1.08x of invested capital upon the payment of all dividends thereon and all liquidation, redemption or other cash payments made by the Company to the holders of the Series E Preferred Stock.

The foregoing descriptions of the Securities Purchase Agreement and the Series E Preferred Stock do not purport to be complete and are qualified in their entirety by reference to (i) the form of Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A, and (ii) the Certificate of Designations for the Series E Preferred Stock, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K/A, each of which is incorporated herein by reference.

Second Amendment to Credit Agreement

On September 25, 2026, in connection with the closing of the SJM II Acquisition, WhiteHawk Income Operating Partnership L.P. (the “Borrower”), a wholly owned subsidiary of the Company, entered into the Second Amendment (the “Second Amendment”) to Amended and Restated Credit Agreement, dated as of May 25, 2026 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 10, 2026, and as further amended, the “Credit Agreement”), among the Company, as Parent, the Borrower, Capital One, National Association, as Administrative Agent and Issuing Bank, and the lenders party thereto.

The Second Amendment amends the Credit Agreement to, among other things, (i) increase the aggregate elected commitments and borrowing base from $150.0 million to $175.0 million and (ii) reallocate commitments among the existing lenders and admit a new lender to the revolving credit facility.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 25, 2026, the Company completed the SJM II Acquisition. The information set forth under “Item 1.01 Entry into a Material Definitive Agreement—Purchase and Sale Agreement” is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement—Second Amendment to Credit Agreement” is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement—Series E Preferred Stock Offering” is incorporated by reference into this Item 3.02.

The Series E Preferred Stock was offered and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. Each of the Investors represented that it is an “accredited investor” as defined in Regulation D and that it acquired the shares of Series E Preferred Stock for investment only and not with a view toward, or for resale in connection with, the public sale or distribution thereof. The shares of Series E Preferred Stock have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 25, 2026, the Company filed the Certificate of Designations of Series E Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to designate the rights, preferences and privileges of the Series E Preferred Stock. The Certificate of Designations became effective upon filing.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement—Series E Preferred Stock Offering” regarding the terms of the Series E Preferred Stock is incorporated by reference into this Item 5.03. A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 25, 2026, the Company issued a press release announcing the closing of the SJM II Acquisition and certain other matters. A copy of the press release is furnished as Exhibit 99.4 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.4 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a)
Financial Statements of Businesses Acquired.

The following financial statements of Three Rivers Royalty II, LLC and Cypress Mineral Partners, LLC, as required by Rule 3-05 of Regulation S-X, are filed as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K/A: (i) audited carve-out financial statements as of and for the years ended December 31, 2025 and 2024; and (ii) unaudited interim carve-out financial statements as of June 30, 2026 and for the six months ended June 30, 2026 and 2025.

(b)
Pro Forma Financial Information.

The following unaudited pro forma condensed consolidated combined financial information of the Company, as required by Article 11 of Regulation S-X, is filed as Exhibit 99.3 to this Current Report on Form 8-K/A: (i) unaudited pro forma condensed consolidated combined balance sheet as of June 30, 2026; (ii) unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2025; and (iii) unaudited pro forma condensed consolidated combined statement of operations for the six months ended June 30, 2026.

(d)
Exhibits.

Exhibit No.	Description

2.1‡*

Purchase and Sale Agreement, dated August 12, 2026, by and among Three Rivers Royalty II, LLC, Cypress Mineral Partners, LLC, WhiteHawk Income Marcellus LLC and WhiteHawk Income Haynesville LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2026)

3.1	Certificate of Designations of Series E Preferred Stock of WhiteHawk Minerals Corp.
10.1*	Form of Securities Purchase Agreement
10.2

Second Amendment to Amended and Restated Credit Agreement, dated as of September 25, 2026, among WhiteHawk Minerals Corp., as Parent, WhiteHawk Income Operating Partnership L.P., as Borrower, Capital One, National Association, as Administrative Agent and Issuing Bank, and the lenders party thereto

23.1	Consent of Plante & Moran, PLLC
99.1	Audited Carve-Out Financial Statements of Three Rivers Royalty II, LLC and Cypress Mineral Partners, LLC
99.2	Unaudited Interim Carve-Out Financial Statements of Three Rivers Royalty II, LLC and Cypress Mineral Partners, LLC
99.3	Unaudited Pro Forma Condensed Combined Financial Information
99.4+	Press Release, dated September 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

‡ Incorporated by reference.

* Schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

+ Furnished herewith and not filed.

Forward-Looking Statements

This Current Report on Form 8-K/A contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements regarding the Company’s expectations with respect to the financial impact of the SJM II Acquisition, including the expected accretive impact of the SJM II Acquisition; the Company’s expectations regarding the production and cash flow contributions of the Assets; the Company’s ability to satisfy its obligations under the Series E Preferred Stock, including dividend and redemption obligations; the Company’s dividend policy, including the declaration and payment of future dividends; and other statements that are not historical facts. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: changes in commodity prices; the risk that production and cash flow contributions from the Assets may differ materially from expectations due to commodity price fluctuations, operator activity levels, well performance and other factors; the Company’s ability to generate sufficient cash flow to satisfy its obligations under the Series E Preferred Stock, including mandatory dividend payments and potential redemption obligations; operator drilling and completion activity on the Company’s acreage; regulatory changes; general economic and market conditions; and the risks described under “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission. Furthermore, the declaration and payment of any future dividends, including the amount and timing thereof, will be at the sole discretion of the Board of Directors, which may change the Company’s dividend policy at any time and for any reason, including changes in the Company’s financial condition, results of operations, capital requirements, general business conditions or any other factor the Board deems relevant. There can be no assurance that the Company will declare or pay dividends at the current rate, or at all.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update any forward-looking statement, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WhiteHawk Minerals Corp.

Date: September 25, 2026	By:	/s/ Daniel Herz
Daniel Herz Chief Executive Officer